EXHIBIT 10.43

Confidential: Execution Copy

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

SUPPLY AGREEMENT

Between

Jazz Pharmaceuticals, Inc.

and

Solvay Pharmaceuticals, Inc.

for

Fluvoxamine Maleate

SUPPLY AGREEMENT

This Supply Agreement (the “Agreement”) is entered into as of the 31st day of January, 2007 (the “Effective Date”), by and between Jazz Pharmaceuticals, Inc., a Delaware corporation (together with its subsidiaries, “Jazz Pharmaceuticals”), and Solvay Pharmaceuticals, Inc., a Georgia corporation (“Solvay”).

R E C I T A L S

WHEREAS, Solvay is engaged in the manufacture of the active pharmaceutical ingredient fluvoxamine maleate;

WHEREAS, Jazz Pharmaceuticals and Solvay have entered into a License Agreement (the “License Agreement”), dated as of January 31, 2007, whereby Solvay transferred, assigned and licensed to Jazz Pharmaceuticals certain rights and interests in the pharmaceutical products referred to as LUVOX®-IR and LUVOX®-ER, as more fully described in the Assignment and License Agreement;

WHEREAS, in connection with the License Agreement, Jazz Pharmaceuticals wishes to have Solvay manufacture and supply API (as defined below) for use in the manufacture of LUVOX-IR and LUVOX-ER during the Term of this Agreement; and

WHEREAS, Solvay wishes to manufacture and supply Jazz Pharmaceuticals with the API on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

Capitalized terms used in this Agreement shall have the meanings ascribed to them in this Article 1 or as otherwise set forth herein. Unless the context indicates otherwise, the singular shall include the plural and the plural shall include the singular.

1.1 “Act” means the United States Food, Drug and Cosmetic Act, as amended from time to time, and the regulations promulgated thereunder.

1.2 “Affiliates” means a corporation or any other entity that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the designated party, but only for so long as the relationship exists. “Control” shall mean ownership of shares of stock having at least 50% of the voting power entitled to vote for the election of directors in the case of a corporation. Notwithstanding the foregoing, the owners of preferred stock (or common stock issued upon conversion thereof) of Jazz Pharmaceuticals such as financial institutions, venture capital funds and private equity investors shall not be its “Affiliates” for purposes of this Agreement.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.3 “API” means fluvoxamine maleate conforming to cGMP, all applicable Laws and the API Specifications, as they may be updated from time to time in accordance with this Agreement or as required by applicable Regulatory Approvals.

1.4 “API Specifications” means the written specifications for the API as set forth in [ * ] as well as the corresponding Regulatory Approvals in the Territory.

1.5 “Batch” means a specific quantity of API that is intended to have uniform character and quality, within specified limits, and is produced according to a single manufacturing order during the same cycle of manufacture.

1.6 “Bulk API” means the API packaged in drums for delivery to a common carrier.

1.7 “Certificate of Analysis” means a certificate issued by the manufacturer of a lot or batch of a drug, which certificate contains such information as provided in the Quality Agreement (as defined below).

1.8 “cGMP” means current good manufacturing practices, as applicable, as described in:

(i)	Parts 210 and 211 of Title 21 of the United States’ Code of Federal Regulations;

(ii)	Division 2 of Part C of the Food and Drug Regulations (Canada);

(iii)	EC Directive 91/356/EEC; and

(iv)	the latest Health Canada, FDA and EMEA guidance documents pertaining to manufacturing and quality control practice, as updated, amended and revised from time to time and as applicable under the particular circumstances.

1.9 “EMEA” means the European Medicine Evaluation Agency or any successor European governmental agency performing similar functions with respect to pharmaceutical products.

1.10 “FDA” means the United States Food and Drug Administration or any successor United States governmental agency performing similar functions with respect to pharmaceutical products.

1.11 “Health Canada” means a section of the Canadian Government known as Health Canada and includes, among other departments, the Therapeutic Products Directorate and Health Products and Food Branch Inspectorate, or any successor Canadian governmental agency performing similar functions with respect to pharmaceutical products.

1.12 “Laws” means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, Canada and the European Union or any domestic or other state, province, county, city or other political subdivision or any regulatory authority.

1.13 “NDA” means a New Drug Application pursuant to Section 505 of the Act (21 U.S.C. Section 355) submitted to the FDA or any successor application or procedure or any foreign counterpart of a United States New Drug Application for approval to market, including where applicable, applications for pricing and reimbursement approval.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

1.14 “Quality Agreement” means the agreement to be entered into by the parties hereto, promptly after the date hereof, setting out the quality assurance standards to be applicable to the manufacturing services provided by Solvay.

1.15 “Regulatory Approval” means any and all approvals (including supplements, amendments, label expansions, pre- and post-approvals, pricing and reimbursement approvals), licenses, registrations or authorizations of any national, regional, state, provincial or local regulatory agency, department, bureau, commission, council or other governmental entity, that are necessary for the manufacture, distribution, use or sale of a product in a regulatory jurisdiction.

1.16 “Territory” means the entire world.

1.17 “United States” means the United States of America and its states, territories, possessions and protectorates thereof, the District of Columbia and the Commonwealth of Puerto Rico.

ARTICLE 2

MANUFACTURE, PURCHASE AND SUPPLY OF API

2.1 Supply. Pursuant to the terms and conditions of this Agreement, during the Term, Solvay agrees to supply or have supplied Jazz Pharmaceuticals’ requirements of API (including any API to be used for manufacturing clinical trial supplies). Subject to the provisions of Section 2.7, Jazz Pharmaceuticals agrees to purchase from Solvay, or its permitted designee, during the Term, certain quantities of API ordered pursuant to this Agreement. API supplied hereunder shall be supplied as Bulk API and shall meet the API Specifications. Each shipment shall be accompanied by a Certificate of Analysis in English. API shall be manufactured in accordance with cGMP and all other applicable Laws and any procedures set forth in the API Specifications, and such additional procedures as may be agreed upon by the parties. Notwithstanding the requirements for the purchase and delivery of API set forth in this Article 2, Solvay agrees to sell, and Jazz Pharmaceuticals agrees to purchase, up to [ * ] kilograms of API for $[ * ] per kilogram and on the payment terms set forth in Section 3.3 of this Agreement.

2.2 Firm Orders.

(a) From time to time and subject to the other provisions of this Agreement, Jazz Pharmaceuticals shall place its firm orders for API, specifying requested delivery dates. The delivery dates specified in any such orders shall not be less than [ * ] from the date of such orders.

(b) To the extent that firm orders requested for shipment in any quarter exceed the most recent Jazz Pharmaceuticals forecast for such quarter provided under Section 2.4 by more than [ * ] percent ([ * ]%) (any excess of [ * ] percent ([ * ]%) or less shall, for this purpose, be deemed not to exceed forecast), Solvay shall use its commercially reasonable efforts to accommodate any such excess contained in Jazz Pharmaceuticals’ firm orders, but Solvay shall not be liable to Jazz Pharmaceuticals for any inability, despite its reasonable efforts, to fill orders in excess of such forecast.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(c) Solvay shall use commercially reasonable efforts to accommodate any Jazz Pharmaceuticals’ request for the API in excess of the quantities described in any previously-submitted purchase order, or for delivery of the API sooner than as otherwise provided in such purchase order. Should Jazz Pharmaceuticals business conditions necessitate reduction or delay in purchase order requirements, then Solvay shall use commercially reasonable efforts to implement such requested changes; provided that [ * ]. Notwithstanding the foregoing, Solvay shall not take any action in response to any such requests which would result in charges to Jazz Pharmaceuticals in addition to those set forth in the respective purchase order without Jazz Pharmaceuticals’ prior written consent.

2.3 Acceptance. Orders placed with Solvay by Jazz Pharmaceuticals pursuant to the provisions of Section 2.2 shall be acknowledged by Solvay in writing. Solvay shall use [ * ] efforts to ensure that the API ordered by Jazz Pharmaceuticals in accordance with this Agreement is shipped in accordance with the delivery dates specified in Jazz Pharmaceuticals’ purchase order accepted by Solvay, and Solvay shall notify Jazz Pharmaceuticals promptly of any significant anticipated delay.

2.4 Forecasts and Production Planning.

(a) On or before the [ * ] working day of each month, Jazz Pharmaceuticals shall provide Solvay with an [ * ] month rolling forecast of the quantity of API required by Jazz Pharmaceuticals, by month, for the following [ * ] months (each, a “Forecast”). It is understood that such Forecasts, after the [ * ] month, are intended to be good faith estimates only, and shall not be binding upon Jazz Pharmaceuticals. Solvay’s inability to supply amounts in excess of the foregoing amounts shall not constitute a breach of this Agreement by Solvay.

(b) Solvay shall base its production planning on the forecasts provided to Solvay by Jazz Pharmaceuticals pursuant to Section 2.4(a). Solvay shall have the right, at any time, to order materials and supplies to manufacture [ * ] percent ([ * ]%) of those amounts of API ordered by Jazz Pharmaceuticals under Section 2.2 and forecast by Jazz Pharmaceuticals under Section 2.4(a) for the then current and [ * ]. In addition, to the extent any materials necessary to the manufacture of the API require a longer lead time, Solvay shall be entitled to order such materials as it deems appropriate to fulfill its obligations hereunder and consistent with normal production practices in the pharmaceutical industry, and considering the term of this Agreement. If any such materials or any work in process become unusable due to a change in the API Specifications or orders lower than forecasts, Solvay shall have the right to [ * ] and Jazz Pharmaceuticals shall promptly [ * ]. Jazz Pharmaceuticals shall have full rights and title to [ * ]. At Jazz Pharmaceuticals’ election, such [ * ] shall be (i) destroyed by Solvay or (ii) transferred by Solvay to Jazz Pharmaceuticals.

(c) Notwithstanding the foregoing, Solvay agrees to use its commercially reasonable efforts to cooperate with Jazz Pharmaceuticals in connection with Jazz Pharmaceuticals’ commercial launch of any pharmaceutical product containing the API. Such cooperation shall include, but not be limited to, joint review and revision of forecasts and firm orders during the period prior to FDA approval and during the [ * ] months immediately

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

following the commercial launch of such pharmaceutical product in the United States (and covering similar periods for other applicable countries). Solvay shall use its commercially reasonable best efforts to accommodate any changes requested by Jazz Pharmaceuticals during such period, [ * ] such changes [ * ] such changes.

2.5 Delivery. Shipments of API shall be made [ * ] (as such term is defined in INCOTERMS 2000) [ * ] unless otherwise mutually agreed to in writing by the parties. Risk of loss or of damage to the API [ * ] until such API is loaded onto the carrier’s vehicle by Solvay for shipment at the shipping point at which time risk of loss or damage shall transfer to Jazz Pharmaceuticals. Solvay shall, in accordance with Jazz Pharmaceuticals’ instructions and as agent for Jazz Pharmaceuticals, (i) arrange for shipping to be paid by Jazz Pharmaceuticals and (ii) at the Jazz Pharmaceuticals’ risk and expense, obtain any export licence or other official documentation necessary to export the API from the United States. Jazz Pharmaceuticals shall arrange for insurance and shall select the freight carrier used by Solvay to ship the API and may monitor Solvay’s shipping and freight practices as they pertain to this Agreement. API shall be transported in accordance with the API Specifications and other applicable Laws.

2.6 Manufacturing Changes.

(a) For changes to the API Specifications or manufacturing processes that are required by applicable Laws (collectively “Required Manufacturing Changes”), Solvay and Jazz Pharmaceuticals shall cooperate in making such changes and use commercially reasonable efforts to implement such changes promptly in a manner that minimizes any effect on the supply hereunder to Jazz Pharmaceuticals of API meeting the API Specifications.

(b) For changes to the API Specifications or manufacturing process that are not Required Manufacturing Changes (collectively “Discretionary Manufacturing Changes”), [ * ] must [ * ] to any Discretionary Manufacturing Changes for them to be made and [ * ], each party shall, to the extent commercially reasonable under the circumstances, cooperate in making such changes, and each agrees that it shall not [ * ] to such Discretionary Manufacturing Changes.

(c) Notwithstanding the foregoing, all external costs, including, without limitation, obsolete raw materials, regulatory filings, work-in-process, equipment and API (i) associated with Required Manufacturing Changes that are caused by, or result from, the acts or omissions of a single party shall be borne by such party, (ii) associated with all Required Manufacturing Changes for use of the API in the United States shall be borne by [ * ], (iii) associated with all Required Manufacturing Changes for use of the API in any country other than the United States shall be borne by [ * ] and (iv) all costs associated with Discretionary Manufacturing Changes shall be borne by [ * ].

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

2.7 Shortages.

(a) During the Term of this Agreement, if Solvay is not able to meet firm orders submitted by Jazz Pharmaceuticals pursuant to Section 2.2 due to a shortage of API, Solvay shall promptly notify Jazz Pharmaceuticals of such shortage of such API, and, if possible, the date such shortage of API is expected to end. In such event, [ * ] in such [ * ]. In addition, [ * ], Jazz Pharmaceuticals [ * ].

(b) In the event an interruption described in Section 2.7(a) continues for more than [ * ] days, then upon Jazz Pharmaceuticals’ written request, Solvay will provide all necessary information, licenses and technical assistance required to reasonably assist Jazz Pharmaceuticals in (i) the qualification of an alternate API manufacturer and (ii) obtaining all authorizations of the appropriate authorities for the approval of the alternate manufacturer of API for the Territory. Notwithstanding the foregoing, Solvay shall not incur [ * ] costs as a result of providing this assistance, and Solvay shall only be responsible for assuming [ * ] incurred as a result of providing this assistance.

ARTICLE 3

PRICING AND PAYMENT

3.1 Price. Subject to the remainder of this Article 3, the price to be paid by Jazz Pharmaceuticals for API shipped in any calendar year shall be as set forth on Exhibit A.

3.2 Price Adjustment. The price for API under Section 3.1 may be increased or decreased by Solvay under this Section 3.2, by written notice to Jazz Pharmaceuticals, no more than [ * ]. Any such increase shall not exceed [ * ] under this Section 3.2 (the “[ * ] Increase”). In addition to the [ * ] Increase permitted in the previous sentence, Solvay will also be entitled to an additional price increase for API under this Section 3.2 if the [ * ] of the [ * ] increases by more than [ * ] percent ([ * ]%) over [ * ] for such [ * ] during the previous calendar year, such additional price increase to be no greater than [ * ]. Solvay shall submit evidence of material cost increases to Jazz Pharmaceuticals or a mutually agreed Third Party auditor for increase verification. Solvay must provide written notice prior to execution of any price adjustment made pursuant to this Section 3.2 and such price increase shall be effective as to any new orders placed thereafter.

3.3 Payment. Payment by Jazz Pharmaceuticals for API supplied by Solvay hereunder meeting API Specifications shall be in United States dollars and made within [ * ] after the date of Solvay’s invoice by check or wire transfer to such bank as Solvay may designate in writing, and shall be made without set-off and free and clear of, and without any deduction or withholding for or on account of any taxes, duties, levies, fees or charges. API shall be invoiced no sooner than the date of shipment by Solvay. Notwithstanding the foregoing, Jazz Pharmaceuticals may withhold any amounts invoiced by Solvay that it disputes. If Jazz Pharmaceuticals disputes any invoice, Jazz Pharmaceuticals, within [ * ] after such invoice is furnished to it, notify Solvay that it disputes the accuracy or appropriateness of such invoice and specify the particular respects in which such invoice is inaccurate or inappropriate. Jazz Pharmaceuticals and Solvay shall make good faith efforts to resolve any disputes within [ * ] thereafter. Any amounts that are disputed by Jazz Pharmaceuticals shall not be due until [ * ] following the resolution of such dispute.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

3.4 Foreign Exchange. Conversion to U.S. dollars of any amounts recorded in local currencies shall be made using the spot foreign exchange rate, noon buying rated certified by the Federal Reserve Bank of New York for customs purposes in New York City for cable transfers payable in foreign currencies on the date of the calculation.

3.5 Late Payments. All payments not made when due hereunder shall bear interest at an annual rate equal to [ * ] as published by [ * ] on the date the payment became due.

ARTICLE 4

QUALITY AND REGULATORY MATTERS

4.1 Quality Control. Solvay shall produce API in accordance with the API Specifications, cGMP, the Laws and any procedures agreed upon by the parties in writing, and shall permit quality assurance representatives of Jazz Pharmaceuticals or its designee to audit and inspect Solvay’s manufacturing facilities and testing procedures for API and the related batch records, upon [ * ] written notice, [ * ] in each calendar year (and additional times, if deficiencies are noted, to monitor correction thereof), during normal business hours and on a confidential basis. If deficiencies are found during any audits or inspections, the parties shall meet promptly to discuss and resolve them, and Jazz Pharmaceuticals or its designee shall be entitled to make reasonable follow-up inspections to monitor the correction of the deficiencies. Solvay shall use commercially reasonable efforts to obtain the right for Jazz Pharmaceuticals or its designee to have similar inspection, audit and follow-up rights with respect to all third-party suppliers used by Solvay to provide key materials for API. Solvay agrees to allow the FDA or any other applicable regulatory authority to inspect its facilities and all records required under cGMP and all other applicable regulations in connection with such production. Solvay shall furnish to Jazz Pharmaceuticals all material information supplied to, or supplied by, such regulatory authority or third party supplier to the extent that such report relates to API, or the ability of Solvay to supply such API, within [ * ] business days of their receipt of such information or delivery of such information, as the case may be.

4.2 Testing.

(a) Solvay agrees to permit Jazz Pharmaceuticals or its designee to review Solvay’s standard operating procedures for the manufacture of the API. Solvay shall test or cause to be tested each Batch of API to be supplied pursuant to this Agreement, in accordance with the approved testing methods, before delivery of such API to Jazz Pharmaceuticals or its designee. Each time Solvay ships API to Jazz Pharmaceuticals or its designee, it shall provide Jazz Pharmaceuticals or its designee with the Certificate of Analysis that sets out the test results for each Batch of API and that certifies that such Batch of the API complies with the API Specifications and was manufactured in accordance with cGMP. Solvay shall retain a sample of each Batch of API shipped for at least the shelf life of such Batch plus [ * ], or such longer period as may be required by cGMP. Nothing contained herein, however, shall be deemed or construed to require Solvay to turn over the DMF relative to the API.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

(b) Solvay shall conduct stability testing on the API in accordance with the Quality Agreement and API Specifications. Solvay shall not make any changes to the API Specifications or testing protocols without prior written approval from Jazz Pharmaceuticals. Solvay shall promptly provide any and all data and results relating to the stability testing of the API upon request by Jazz Pharmaceuticals. In the event that any Batch of the API fails, or is suspected to fail, stability testing, Solvay shall notify Jazz Pharmaceuticals within [ * ] business days and Solvay and Jazz Pharmaceuticals shall jointly determine the proceedings and methods to be undertaken to investigate the causes of such failure.

4.3 Notice of Failure to Meet API Specifications. Upon Solvay’s discovery that any Batch of API fails to conform to the API Specifications, Solvay shall notify Jazz Pharmaceuticals within [ * ] business days of discovery of such failure to meet the API Specifications and of the nature thereof. Solvay shall investigate all such failures and promptly and cooperate with Jazz Pharmaceuticals in determining the cause for the failure and a corrective action to prevent future failures.

4.4 Records. Solvay shall keep records of the manufacture, testing and shipping of the API, and retain samples of such API as are necessary to comply with the API Specifications and all manufacturing regulatory requirements and Laws applicable to Solvay, as well as to assist with resolving API complaints and other similar investigations. Copies of such records and samples shall be retained for a period of [ * ] following the date of API expiry or longer if required by Law, after which Solvay may destroy such records or samples; provided, however, Solvay shall notify Jazz Pharmaceuticals in writing at least [ * ] prior to such destruction and shall retain or deliver such records or samples to Jazz Pharmaceuticals, at Jazz Pharmaceuticals’ option and expense, if Jazz Pharmaceuticals so requests.

4.5 Notice; Replacement. Jazz Pharmaceuticals or its designee shall notify Solvay in writing of (i) any claim relating to any API that fails to meet the API Specifications or (ii) any shortage in quantity of any shipment of API as soon as reasonably practical, but not later than [ * ] days of receipt of such API except where such failure to meet the API Specifications could not be reasonably known at such time, in which case such [ * ] day period commences when Jazz Pharmaceuticals could reasonably have known of such failure. Jazz Pharmaceuticals or its designee shall be deemed to have accepted the API if it does not provide Solvay written notice of such shortfall or failure to meet specification within such [ * ] day period. If the parties agree that such API is defective or that there is a shortage, Solvay shall replace the defective API or use [ * ] efforts to make up the shortage at the next practical delivery date, [ * ]. Jazz Pharmaceuticals shall make arrangements with Solvay for the return or disposal of any rejected API; the costs of such return or disposal shall be paid by [ * ]. In the event that only a limited supply of API is available to replace or supply such rejection or shortage, then Solvay shall ship to Jazz Pharmaceuticals such amount of API as is available and [ * ] for the remaining quantity of rejected API.

4.6 Disputes. If, for any reason (i) Jazz Pharmaceuticals disagrees with Solvay’s certification that any API meets the API Specifications or that any API was manufactured in accordance with cGMP or both, or (ii) Jazz Pharmaceuticals rejects any shipment in accordance with Section 4.5 and Solvay disagrees, the relevant party shall assert any such disagreement or rejection in writing, setting forth the specifics of its disagreement or rejection within forty-five (45) days after Solvay’s certification with respect to the API in question. The parties shall attempt in good faith, within the forty-five (45) day period following the other party’s receipt of

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

such written notice, to resolve the dispute. If the parties fail to agree during such time period, they shall retest jointly, in a laboratory agreed upon by the parties, in each case using the test methodology set forth in the API Specifications. If the joint tests substantiate Jazz Pharmaceuticals’ disagreement or rejection, the API in question shall, [ * ], be destroyed or be returned to Solvay. Jazz Pharmaceuticals shall not be obligated to pay for justifiably rejected API and Solvay or Jazz Pharmaceuticals shall notify, if required by Law, the relevant government agencies regarding any affected API. If the joint test does not substantiate Jazz Pharmaceuticals’ claim, Jazz Pharmaceuticals shall accept the API in question and pay the purchase price with respect to such API. The results of the joint testing shall be binding on the parties, and the costs of the joint testing shall be borne by the party whose results were not substantiated by the joint testing.

4.7 Recalls. In the event (i) the FDA or any other regulatory authority issues a request, directive or order that a product containing the API manufactured by Solvay pursuant to this Agreement be recalled, (ii) a court of competent jurisdiction orders such a recall, or (iii) Jazz Pharmaceuticals shall reasonably determine that the a product containing the API manufactured by Solvay pursuant to this Agreement should be recalled, all costs of such API recall shall be borne by [ * ], except to the extent that any recall results from [ * ], which costs shall be governed by the provisions of [ * ].

4.8 Technical Complaints. Jazz Pharmaceuticals shall promptly submit to Solvay all API quality or manufacturing inquiries and technical API quality complaints, together with all available evidence and other information relating thereto, in accordance with procedures to be agreed upon by the parties. Except as otherwise required by Law, Solvay shall be responsible for investigating all such technical inquiries and complaints regarding the API and the outcome of such investigation shall be promptly reported by Solvay to Jazz Pharmaceuticals in writing. Where complaints or matters result from acts or omissions of [ * ], investigation and correction shall be at [ * ] expense; otherwise investigation and correction shall be at [ * ] expense.

4.9 Response to Complaints and/or Adverse Drug Events. In the event of a reported complaint and/or adverse drug event, if the nature of the reported complaint and/or adverse drug event requires testing, Solvay shall, at [ * ] (unless the event was the result of [ * ], in which case [ * ]), investigate and perform all requested testing including without limitation, analytical testing of corresponding retention samples, and provide the results thereto to Jazz Pharmaceuticals as soon as reasonably practicable. Such testing shall be performed using the approved testing procedures as set forth in the API Specifications.

4.10 Reports. For so long as Solvay is manufacturing and/or supplying API pursuant to this Agreement, Solvay shall furnish to Jazz Pharmaceuticals manufacturing reports reasonably requested by Jazz Pharmaceuticals, but in no event more than [ * ], including such information that is agreed upon by the parties.

4.11 Quality Agreement. Within three (3) months following the execution of this Agreement, the parties shall execute a Quality Agreement.

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ARTICLE 5

WARRANTIES

5.1 Compliance with cGMP. Solvay warrants that any API supplied by it hereunder shall be manufactured in accordance with cGMP.

5.2 Conformity with Specifications. Solvay warrants that, at the time of shipment and for its shelf life, any API supplied by it hereunder shall meet the API Specifications except for any failure to meet API Specifications arising due to the handling, packaging or other act or omission of Jazz Pharmaceuticals.

5.3 Compliance with Laws. Solvay warrants that, during the [ * ] year period prior to the Effective Date, Solvay has materially complied with all Laws applicable to the manufacture of the API. During the term of this Agreement, Solvay shall comply with all Laws applicable to the conduct of its business in the performance of this Agreement.

5.4 Exclusion of Other Warranties. EXCEPT WHERE OTHERWISE SET FORTH IN THIS AGREEMENT, SOLVAY’S WARRANTIES SET FORTH IN SECTIONS 5.1, 5.2 AND 5.3 ARE ITS EXCLUSIVE WARRANTIES TO JAZZ PHARMACEUTICALS WITH RESPECT TO THE API, AND ARE GIVEN AND ACCEPTED IN LIEU OF ANY AND ALL OTHER WARRANTIES, GUARANTEES, CONDITIONS AND REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING THE PRODUCT, AND INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 6

INDEMNIFICATION AND INSURANCE

6.1 Solvay Indemnity. Subject to Sections 6.2 and 6.4, Solvay shall indemnify and hold harmless Jazz Pharmaceuticals and its Affiliates against all third party claims, actions, costs, expenses, including court costs and legal fees or other third party liabilities (“Third Party Liabilities”) whatsoever in respect of:

(a) Solvay’s and/or its Affiliates’, subcontractors’ or suppliers’ failure to comply with the API Specifications, cGMP or applicable Laws;

(b) any breach of a representation or warranty made by Solvay in Article 5;

(c) the use, marketing, storage, distribution, handling or sale of the API prior to the Effective Date by Solvay or any third party; and

(d) any negligence, omission or willful misconduct by Solvay and/or its Affiliates, subcontractors and suppliers in the manufacture, testing and handling of the API.

6.2 Jazz Pharmaceuticals Indemnity. Subject to Sections 6.1 and 6.4, Jazz Pharmaceuticals shall indemnify and hold harmless Solvay and its Affiliates against all Third Party Liabilities whatsoever in respect of (i) the use, marketing, storage, distribution, handling or sale of the API after the Effective Date by Jazz Pharmaceuticals or any third party, other than a third party acting on behalf of Solvay or its Affiliates and/or (ii) any breach by Jazz Pharmaceuticals hereunder.

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6.3 Procedures for Indemnification. In the event that a party (the “Indemnified Party”) is seeking indemnification under Sections 6.1 or 6.2, the Indemnified Party shall inform the other party (the “Indemnifying Party”) of a claim as soon as reasonably practicable after the Indemnified Party receives notice of the claim, shall permit the Indemnifying Party to assume direction and control of the defense of the claim (including the right to settle the claim solely for monetary consideration), and shall cooperate as requested by the Indemnifying Party (at the expense of the Indemnifying Party) in the defense of the claim.

6.4 Mitigation. In the event of any occurrence which may result in either party becoming liable under Section 6.1 or Section 6.2, each party shall use its best efforts to take such actions as may be reasonably necessary to mitigate the damages payable by the other party under Section 6.1 or Section 6.2, as the case may be.

6.5 Limitation of Liability. EXCEPT AS SPECIFICALLY PROVIDED IN SECTIONS 6.1 AND 6.2, IN NO EVENT SHALL ANY PARTY, ITS DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR AFFILIATES BE LIABLE TO THE OTHER PARTIES FOR ANY INDIRECT, INCIDENTAL, SPECIAL, EXEMPLARY OR CONSEQUENTIAL DAMAGES, WHETHER BASED UPON A CLAIM OR ACTION OF CONTRACT, WARRANTY, NEGLIGENCE, STRICT LIABILITY OR OTHER TORT, OR OTHERWISE, ARISING OUT OF THIS AGREEMENT.

6.6 Insurance. Each party shall maintain commercial general liability insurance, through the term of this Agreement, which insurance shall afford limits of not less than $[ * ] for each occurrence for personal injury or property damage liability. Furthermore, each party shall maintain products liability insurance, through the term of this Agreement and for a period of [ * ] years thereafter, which insurance shall afford limits of not less than $[ * ] in the aggregate per annum with respect to product and completed operations liability. This insurance shall be written to cover claims incurred, discovered, manifested, or made during or after the expiration of this Agreement. If requested, each party shall provide the other with a certificate of insurance evidencing the above and showing the name of the issuing company, the policy number, the effective date, the expiration date and the limits of liability. The insurance certificate shall further provide for a minimum of thirty (30) days’ written notice to the insured of a cancellation of, or material change in, the insurance. If a party is unable to maintain the insurance policies required under this Agreement through no fault on the part of such party, then such party shall forthwith notify the other party in writing and the parties shall in good faith negotiate appropriate amendments to the insurance provision of this Agreement in order to provide adequate assurances.

ARTICLE 7

TERM AND TERMINATION

7.1 Term. This Agreement shall remain in effect until the termination of the Assignment and License Agreement pursuant to Article 11 thereof (the “Term”) or until this Agreement is terminated earlier in accordance with Sections 7.2, 7.3 or 7.4 hereof.

7.2 Termination by Jazz Pharmaceuticals. Jazz Pharmaceuticals may terminate this Agreement at any time upon [ * ] days’ written notice to Solvay.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

7.3 Termination for Breach. If either Jazz Pharmaceuticals or Solvay breaches or defaults in the performance or observance of any material provisions of this Agreement and such breach or default is not cured within thirty (30) days after written notice by the other party specifying such breach or default (or if such breach or default is not of a type which can reasonably be cured in thirty (30) days, then such longer period as is reasonable), such party shall have the right to terminate this Agreement upon a further thirty (30) days’ written notice.

7.4 Termination for Insolvency. This Agreement may be terminated upon thirty (30) days’ advance written notice by either party at any time during the Term upon the declaration by a court of competent jurisdiction that the other party is bankrupt and, pursuant to the U.S. Bankruptcy Code such other party’s assets are to be liquidated; upon the filing or institution of bankruptcy, liquidation or receivership proceedings (other than reorganization proceedings under Chapter 11 of the U.S. Bankruptcy Code); or upon an assignment of a substantial portion of the assets for the benefit of creditors by the other party; or in the event a receiver or custodian is appointed for such party’s business; provided, however, that in the case of any involuntary proceeding, such right to terminate shall only become effective if the proceeding is not dismissed within sixty (60) days after the filing thereof.

7.5 Rights on Termination. Termination of this Agreement for any reason shall not affect the accrued rights and obligations of either Jazz Pharmaceuticals or Solvay arising under or out of this Agreement. Upon early termination of this Agreement by Jazz Pharmaceuticals pursuant to Sections 7.3 or 7.4 above, Solvay shall transfer to Jazz Pharmaceuticals all regulatory information and other information and materials reasonably necessary for Jazz Pharmaceuticals to assume responsibility for performance of the manufacturing activities undertaken by Solvay under this Agreement, and the parties shall establish such operational procedures as are reasonably necessary for Jazz Pharmaceuticals to assume such responsibility as quickly as possible.

7.6 No Liability. Neither party shall incur any liability to the other by reason of the expiration or termination of this Agreement as provided herein for loss of goodwill, anticipated profits or otherwise, and the parties shall accept all rights granted and all obligations assumed hereunder, including those in connection with such expiration or termination, in full satisfaction of any claims resulting from such expiration or termination.

ARTICLE 8

CONFIDENTIALITY

8.1 Nondisclosure. During the Term of this Agreement and for a period of [ * ] years after expiration or termination of this Agreement, the parties, their Affiliates and their respective employees, directors, officers, consultants and contractors shall keep and maintain as confidential any Confidential Information (as defined below) supplied by the other party during the Term of this Agreement. For purposes of this Agreement, “Confidential Information” means all information disclosed by a party in connection with this Agreement other than: (i) information that at the time of disclosure by one party to the other is in the public domain or otherwise publicly known; (ii) information which after disclosure by one party to the other becomes part of the public domain, other than by breach of this Agreement by the receiving party; (iii) information which the receiving party can establish by documentary evidence was already in its possession without restriction at the time of receipt; or (iv) information received from a third party without restriction who was lawfully entitled to disclose such information without restriction.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

8.2 Permitted Disclosure. Notwithstanding Section 8.1, the party receiving Confidential Information may disclose such Confidential Information to the extent such disclosure is reasonably necessary in the following instances: (i) to governmental or other regulatory agencies in order to file patent applications or prosecute such applications to grant or to gain approval to conduct clinical trials in relation to the API, provided that the disclosure is limited to the extent reasonably necessary to obtain such patents or authorizations and the disclosing party is notified of the proposed disclosure of its Confidential Information and consents to such disclosure, with such consent not to be unreasonably withheld; (ii) as required by this Agreement; (iii) to Affiliates, employees, consultants, vendors or agents who need to know and agree to be bound by similar terms of confidentiality and non-use at least equivalent in scope to those set forth in this Article 8; or (iv) to the extent that such disclosure has been ordered by a court of law or directed by a governmental authority, provided that, the disclosing party shall give the party that owns the Confidential Information prompt written notice, in advance, to enable it to seek protection or confidential treatment of such Confidential Information.

8.3 Injunctive Relief. The parties hereto understand and agree that remedies at law may be inadequate to protect against any breach of any of the provisions of this Article 8 by either party or their employees, agents, officers or directors or any other person acting in concert with it or on its behalf. Accordingly, each party may be entitled to seek injunctive relief from a court of competent jurisdiction against any action that constitutes any such breach of this Article 8.

ARTICLE 9

MISCELLANEOUS

9.1 Force Majeure. If any party is prevented from complying, either totally or in part, with any of the terms or provisions of this Agreement, by reason of force majeure, including, but not limited to fire, flood, earthquake, explosion, storm, strike, lockout or other labor trouble, riot, war, rebellion, accidents, acts of God and/or any other cause or externally induced casualty beyond its reasonable control, whether similar to the foregoing matters or not, then, upon written notice by the party liable to perform to the other party, the requirements of this Agreement or such of its provisions as may be affected, and to the extent so affected, shall be suspended during the period of such disability; provided that the party asserting force majeure shall bear the burden of establishing the existence of such force majeure by clear and convincing evidence; and provided further, that the party prevented from complying shall use its best efforts to remove such disability within thirty (30) days, and shall continue performance with the utmost dispatch whenever such causes are removed, and shall notify the other party of the force majeure event not more than five (5) working days from the time of the event. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

9.2 Trademarks. Each party agrees and acknowledges that it shall not acquire by virtue of this Agreement any interest in or to any trademarks or trade names of the other party; provided, however, that Jazz Pharmaceuticals shall have the right to identify Solvay as the manufacturer of the API.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.3 Notices. Except as otherwise specifically provided, any notice or other documents to be given under this Agreement shall be in writing and shall be deemed to have been duly given if sent by registered mail, nationally recognized overnight delivery service or facsimile transmission to a party or delivered in person to a party at the address or facsimile number set out below for such party or such other address as the party may from time to time designate by written notice to the other:

If to Solvay:	Solvay Pharmaceuticals, Inc.
901 Sawyer Road
Marietta, Georgia 30062
	Attention:	Senior Vice President, Law,
Government and Public Affairs
	Facsimile:	(770) 578-5749

If to Jazz Pharmaceuticals:

Jazz Pharmaceuticals, Inc.
3180 Porter Drive
Palo Alto, CA 94304
	Attention:	General Counsel
	Facsimile:	(650) 496-3781

Any such notice provided pursuant to this Section 9.3 shall be deemed to have been received by the addressee five business days following the date of dispatch of the notice or other document by mail or, where the notice or other document is sent by overnight delivery service, by hand or is given by facsimile, simultaneously with the transmission or delivery. To prove the giving of a notice or other document it shall be sufficient to show that it was dispatched. Either party may change its address at which notice is to be received by written notice provided pursuant to this Section 9.3.

9.4 Waiver and Amendment. A waiver by either party of any term or condition of this Agreement in any one instance shall not be deemed or construed to be a waiver of such term or condition for any other time. All rights, remedies, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be a limitation of any other remedy, right, undertaking, obligation or agreement of either party. This Agreement may not be amended or modified, except in a writing signed by an officer of each party hereto.

9.5 Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby. In the event any provisions shall be held invalid, illegal or unenforceable, the parties shall use their best efforts to substitute a valid, legal and enforceable provision which, insofar as practical, implements the purposes hereof.

9.6 Headings. The headings contained in this Agreement are included herein for reference and convenience and shall not affect the meaning of the provisions of this Agreement.

9.7 Assignment and Successors. This Agreement may not be assigned by either party to any third party without the prior written consent of the other party; except that either party

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may assign this Agreement, without the prior written consent of the other party, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation with or into such corporation. In the event of any such assignment, the assignee shall expressly assume in writing the performance of all the terms and conditions of this Agreement and all of the obligations to be performed by the assignor. Any assignment not in accordance with this Agreement shall be void.

9.8 Governing Law. This Agreement shall be construed, and the rights of the parties determined, in accordance with the laws of the State of New York, excluding any choice of law rules which may direct the application of the laws of another jurisdiction.

9.9 Independent Parties. This Agreement shall not be deemed to create any partnership, joint venture, amalgamation or agency relationship between the parties. Each party shall act hereunder as an independent contractor. Neither party shall at any time enter into, incur, or hold itself out to third parties as having authority to enter into or incur, on behalf of the other party, any commitment, expense, or liability whatsoever.

9.10 Survival of Provisions. The provisions of Articles, 1, 5, 6 and 8 and Sections 3.3, 3.4, 3.5, 4.2(a), 4.3, 4.4, 4.6, 4.7, 4.8, 4.9, 7.5, 7.6, 9.3, 9.5, 9.8, 9.10, 9.12 and 9.14 shall survive the termination for any reason of this Agreement.

9.11 Publicity. Neither party shall make any public announcement concerning, or otherwise publicly disclose, any information with respect to the transactions contemplated by this Agreement or any of the terms and conditions hereof without the prior written consent of the other party hereto. Notwithstanding the foregoing, either party may make any public disclosure concerning the transactions contemplated hereby that in the opinion of such party’s counsel may be required by law or the rules of any stock exchange on which such party’s or its Affiliates’ securities trade; provided, however, the party making such disclosure shall provide the non-disclosing party with a copy of the intended disclosure reasonably, and to the extent practicable, prior to public dissemination, and the parties hereto shall coordinate with one another regarding the timing, form and content of such disclosure.

9.12 Entire Agreement. This Agreement, together with the Quality Agreement and the License Agreement, constitutes the full, complete, final and integrated agreement between the parties hereto relating to the subject matter hereof and supersedes all previous written or oral negotiations, commitments, agreements, transactions or understandings with respect to the subject matter hereof. Any modification, amendment or supplement to this Agreement must be in writing and signed by authorized representatives of both parties. In case of a conflict between the agreements, the License Agreement shall prevail.

9.13 No Third Party Beneficiaries. No person or entity not a party to this Agreement, including any employee of any party to this Agreement, shall have or acquire any rights by reason of this Agreement, nor shall either party have any obligations or liabilities to such other person or entity by reason of this Agreement.

9.14 Remedies Cumulative. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party shall be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy shall not preclude the exercise of any other remedy. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

9.15 Further Assurances. Each party shall execute and deliver such additional instruments and other documents and use commercially reasonable efforts to take or cause to be taken, all actions and to do, or cause to be done, all things necessary under applicable law to consummate the transactions contemplated hereby.

9.16 Counterparts; Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed an original, and all of which together shall constitute a single agreement. This Agreement may be executed by facsimile signatures, which signatures shall have the same force and effect as original signatures.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed, as of the date first above written, by their duly authorized representatives.

Solvay Pharmaceuticals, Inc.		Jazz Pharmaceuticals, Inc.

By:	/s/ Laurence J. Downey, M.D.	By:	/s/ Samuel R. Saks, M.D.
Title:	President and CEO	Title:	Chief Executive Officer

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.

Exhibit A

API Price

[ * ] per kilogram of API.

[ * ] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED.